AMENDMENT TO BYLAWS

The undersigned does hereby certify that he is the Secretary of Pure Bioscience, Inc., a duly organized and existing Delaware corporation (the “Corporation”), and that the following amendment to the Bylaws of the Corporation has been duly approved and adopted by the Board of Directors of the Corporation.

AMENDMENT

Effective as of January 30, 2019, Section 2.3 of the Bylaws of the Corporation is hereby amended and restated in its entirety to read as follows:

Section 2.3 Special Meetings.

(a) Calling of Special Meetings. Any of the following may call a special meeting of Stockholders for any purpose or purposes at any time and designate the date, time and place of any such meeting: (i) the Chairman of the Board; (ii) the Chief Executive Officer (iii) the Board pursuant to a resolution approved by a majority of the Directors then in office; or (iv) the Board, upon the written request of stockholders owning at least twenty-five percent (25%), in the aggregate, of the voting power of the then issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (the “Requisite Percentage”). Except as the Certificate of Incorporation of the Corporation or the DGCL or any other applicable law, statute, rule or regulation otherwise require, no other person or persons may call a special meeting of stockholders.

(b) Stockholder Requested Special Meetings.

(1) Any request by stockholders for a special meeting must be signed by each stockholder, or a duly authorized agent, requesting such special meeting and include: (A) the specific purpose of the meeting, the matters proposed to be acted on at the meeting and the reasons for conducting such business at the meeting; (B) the name and address of each such stockholder and the date of signature; (C) the number of shares of capital stock owned of record or beneficially by each such stockholder; (D) documentary evidence that the requesting stockholders in the aggregate own the Requisite Percentage, provided that if any of the requesting Stockholders are not the record owners of the shares representing any portion of the Requisite Percentage, then to be valid, the request by stockholders must also include documentary evidence that any beneficial owners on whose behalf the request is made beneficially own the relevant portion of the Requisite Percentage; (E) all information relating to each such stockholder that would be required to be disclosed in solicitations of proxies for the election of Directors (even if the election of Directors is not the subject of the special meeting request) or would otherwise be required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the Corporation; (F) the information required for matters to be properly brought by stockholders before an annual meeting of stockholders as set forth in Section 2.9 and Section 2.10, as applicable, with respect to any nomination to the Board or other business proposed to be presented at the special meeting and as to the stockholders requesting the meeting (or the persons on whose behalf the Stockholder is acting, as applicable); (G) a representation that each requesting stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; and (H) an agreement by the requesting stockholders to notify the Corporation promptly in the event of any disposition prior to the special meeting of shares of the Corporation owned of record or beneficially owned and an acknowledgement that any such disposition shall be deemed to be a revocation of such special meeting request with respect to such disposed shares. In addition, the requesting stockholders and the beneficial owners, if any, on whose behalf the special meeting request is being made shall promptly provide any other information reasonably requested by the Corporation.

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(2) Any requesting stockholder who delivered (and has not revoked) a valid special meeting request shall further update and supplement such request, if necessary, so that the information provided or required to be provided in such request shall be true and correct as of the record date for the determination of stockholders entitled to vote at the special meeting and as of the date that is 10 business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive office of the Corporation not later than five business days after the record date for the determination of stockholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the special meeting and, if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the special meeting or any adjournment or postponement thereof).

(3) A special meeting request shall not be valid (and the Board shall have no obligation to call a special meeting in respect of such special meeting request) if it (A) does not comply with these Bylaws, the Certificate of Incorporation or applicable law; (B) relates to an item of business that is not a proper subject for stockholder action under these Bylaws, the Certificate of Incorporation or applicable law; (C) is an item of business that is the same or substantially similar to a matter that was presented at a meeting of stockholders occurring within 90 days preceding the date of the stockholders’ request for a special meeting; (D) relates to an item of business that is the same or substantially similar to a matter included in the Corporation’s notice to be brought before a meeting of stockholders that has been called but not yet held; (E) is delivered during the period commencing 90 days prior to the first anniversary of the previous year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; or (F) was made in violation of Regulation 14A under the Exchange Act, to the extent applicable, or other Applicable Laws. For purposes of this Section 1.2(b), the nomination, election or removal of directors shall be deemed to be the same or substantially similar to all items of business involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

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(4) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple special meeting requests delivered to the Secretary will be considered together only if (i) each special meeting request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board) and (ii) such special meeting requests have been dated and delivered to the Secretary within 60 days of the earliest dated special meeting request identifying substantially the same purpose or purposes. Stockholders may revoke the request for a special meeting at any time by written revocation delivered to the Secretary and if, following such revocation, there are un-revoked requests from Stockholders owning in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be canceled) if the stockholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting, do not continue to own in the aggregate at least the Requisite Percentage at all times between the date the special meeting request is received by the Corporation and the date of the applicable special meeting of stockholders, and the requesting stockholder shall promptly notify the Secretary of any decrease in ownership of shares of the Corporation that results in such a revocation. If, as a result of any such revocation, there are no longer valid unrevoked written requests representing the Requisite Percentage, there shall be no requirement to call or hold a special meeting of stockholders. If none of the requesting stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the relevant special meeting request, the Corporation need not present such business for a vote at such special meeting.

(5) Business transacted at a special meeting requested by stockholders shall be limited to the purpose stated in such request; provided, however, that the Board shall be able to submit additional matters to stockholders at any such special meeting.

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IN WITNESS WHEREOF, I have executed this certificate this 30th day of January, 2019.

/s/ Henry R. Lambert
Name:	Henry R. Lambert, Secretary

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